Discovery, Inc.

Tier 1 Executive Bands 0-3 Domestic Relocation Guidelines

Effective January 1, 2022

Domestic Relocation

Tier 1 Executive (Bands 0-3) - Domestic Relocation Summary
Pre-Acceptance Trip - One trip with spouse/partner, up to five days to destination; lodging, economy transportation, meals. Area Tour provided by relocation vendor. Not subject to relocation budget.

Relocation Budget: Executive selects from benefits listed below, available only for expenses incurred and expensed within one year of Transfer Date (as defined by your business unit and
People & Culture), up to $250,000 net (homeowner) and $100,000 net (renter)

Eligible Dependents (as defined on page 8) Included
Home Sale – Buyer Value Option - Marketing assistance and normal and customary closing costs OR Renter Early Lease Cancellation Penalties - Reimbursement of documented expenses
Home Finding Trip – Up to two trips with spouse/partner and eligible dependents up to five days each; lodging, economy transportation, meals, and childcare reimbursement
Destination Services - Help finding a home, schools, and settling in
Home Purchase – Normal and customary closing costs Home Rental – Assistance with securing rental property in host location, Finder’s fees/broker commissions
Duplicate Housing – Up to 3 months of mortgage interest expenses Temporary Living - Up to 3 months in furnished accommodations
Shipment of Household Goods - Up to 30,000 pounds, storage up to 3 months, and transportation of up to two autos if distance exceeds 300 miles
Final Move Expenses - Transportation, mileage, lodging and meals, airfare if move distance greater than 300 miles
Spouse/Partner Assistance - Outplacement/Job search assistance up to $2,500 net
Pet Relocation Expenses - Reimbursement of expenses up to $1,000 net
Lump Sum Allowance - Cash allowance to help defray some relocation-related expenses outside of the specific Relocation Budget items, up to $10,000 net if available within Relocation Budget
Days off for Relocation - Up to three paid days for relocation activities, in addition to Pre- Acceptance and Home Finding trips
Tax Assistance - Gross up of taxable relocation expenses (as defined on page 9) not counted toward Relocation Budget
All Summary terms specified above are subject to the detailed terms in the attached guide.

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Table of Contents

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Table of Contents    3
Introduction    5
How to Use This Guide    5
Relocation Counselor    6
Planning    6
Conflict of Interest    6
Pre-Acceptance Trip    6
Defining your Benefit Package    7
General Terms and Conditions    7
Eligibility    7
Eligible Dependents    8
Confidentiality    8
Personal Data Protection    8
Interpretation & Changes in Benefits    8
Effective Date    8
Effective Transfer Date    9
Exceptions    9
Relocation Repayment Agreement    9
Expense Reimbursement    9
Home Sale – Buyer Value Option    10
Marketing Assistance    12
Listing Your Home    13
Marketing Updates    13
Inspections    14
Repair Allowance    14
Title Search    14
Receiving an Offer from an Outside Buyer    15
Closing the Sale with the Relocation Vendor    15
Expenses Not Covered    15
Home Finding Trip    16
Destination Assistance    17
Home Purchase Assistance    17
Home Purchase Inspection    18
New Home Mortgage    18
Preferred Lenders    19
Rental Home Finding    19
Duplicate Housing    20

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Moving Household Goods    20
Valuation Protection    21
Discard & Donate Service    22
Vehicles    22
In-transit Storage    22
Final Move Travel    22
Temporary Living Pre-Departure & Post-Arrival    23
Spouse/Partner Assistance    24
Pet Transportation Expenses    24
Lump Sum Allowance    24
Days off for Relocation    25
Tax Assistance    25
Gross-Up Assistance    25
Child Tax Credit    26
Tax Summary    27
Reduction in Force/Workforce Restructuring Subsequent to Transfer Date    28
Benefit entitlements include:    28

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Introduction
Congratulations! You are off on an exciting adventure and we want to help prepare you for what’s ahead. This guide is designed to educate you about the benefits to offset some of your expenses associated with your relocation. Please be aware that the guide provides a general summary of benefits.

We want you to feel supported, inspired, and motivated to perform at your best – because it’s only together that we can ignite curiosity in audiences in every corner of the globe.

There are numerous personal, legal and tax issues that may need to be considered with this amazing opportunity. Making well-informed decisions requires an understanding of your benefits and your role in the process.

This guide is an explanation of benefits related to relocation; it is not an employment offer or employment contract or a guarantee of continued employment. The Company’s decisions regarding the application and interpretation of the relocation benefits are final and the Company reserves the right to change or cancel all or any part of these benefits at any time.

How to Use This Guide

Throughout this explanation of benefits look for this icon indicating you must TAKE ACTION to make the most of these awesome benefits and services and to read important notices.
Look for this icon for IMPORTANT INFORMATION. Let us know if you need any help along the way! FIRST REQUIRED ACTION
Please take the time to read this guide carefully as you are responsible for understanding and adhering to guidelines. We want to deliver on our promise of being a great place to work, and we’ll need your help.

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Relocation Counselor
Discovery (“the Company”) has relocation vendors to assist you in coordinating aspects of your relocation. Upon receiving relocation authorization from the Company, the selected vendor will assign a dedicated Relocation Counselor (“Relocation Counselor”) who will be your primary point of contact throughout your move. Your Relocation Counselor will navigate you through the relocation process and answer any questions. The section below on Expense Reimbursement explains how to work with your Relocation Counselor to make the most of this benefit.

Planning
The Company encourages you to become fully involved in your relocation and to work closely with the professionals hired to help you. The more actively you participate the more effectively the relocation vendors can assist you. Planning a move with a clear understanding of these benefits will also help to avoid unpleasant surprises. The most successful moves are those that are well planned.

Conflict of Interest
The Company considers it a conflict of interest for relocating employees to employ the services of friends or relatives for Company provided relocation benefits. Please consult with your Relocation Counselor regarding the selection of any real estate brokers/agents/associates and any other potential relocation service suppliers before proceeding.
Pre-Acceptance Trip
Pre-Acceptance trip expenses are paid separately outside of the total budget.
You and your spouse/partner are eligible for a trip to the potential destination for up to five (5) days prior to the acceptance of the relocation. Reimbursable expenses include transportation (either mileage reimbursement or airfare and local fares to/from airports) and lodging. All travel arrangements are to be in accordance with the Company’s Travel Expense Policy (Travel Policy). During the trip, the relocation vendor will arrange for an area tour including an overview of residential areas and local housing.

Pre-Acceptance trip up to five (5) days includes:
•Round-trip transportation
o Economy Airfare – if distance exceeds 300 miles, train, or mileage at current rate
•Local transportation
•Reasonable lodging
•Meal expenses up to the daily limits noted in the Travel Policy for employee and spouse/partner.

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ACTION REQUIRED: Please contact your relocation vendor to coordinate your Pre- Acceptance trip. Pre-Acceptance trips should coincide with a business trip. The employee’s expenses will not be considered taxable income. A spouse’s/partner’s Pre-Acceptance trip expenses are considered relocation expenses for tax purposes and will be grossed-up.

Defining your Benefit Package

The total cost of your relocation expenses must not exceed $250,000 net, if you are a homeowner and $100,000 net, if you are a renter. Tax Gross-up assistance is provided in addition to these limits.

It is recommended you work closely with the professionals that have been made available to properly plan and budget your move accordingly. If you exceed your relocation expense limit, you will be responsible for those excess costs.

A Domestic Relocation benefit package is available for new hires and for current employees. You may begin incurring eligible expenses when you sign your Relocation Agreement and until one year after your Transfer Date. All expenses must be incurred and expensed within one year of your Transfer Date; Transfer Date expenses incurred and/or expensed beyond one year from your Transfer Date will not be covered by the Company.

General Terms and Conditions Eligibility
You are eligible for assistance described if:
a)You are a current, full-time employee, or a new hire in Job Bands 0, 1, 2 or 3
b)The distance between the former residence and the new work location must be fifty (50) miles greater than the distance between the former residence and the former work location
c)You are requested to relocate by the Company and are designated as eligible to receive these benefits
If you are receiving any relocation benefits through a third party such as your previous employer or via your spouse/partner, you are required to disclose this information to the Company. The Company, at its sole discretion, may offset or withdraw any or all benefits for your relocation.

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Eligible Dependents
For purposes of accompanying you on a relocation, eligible dependents include your:
•Current spouse (including a common-law spouse according to applicable law) or domestic partner
•Any child age 18 or under who is in your legal custody or the custody of your accompanying spouse or domestic partner and who depends upon you for financial support
•Any unmarried son or daughter up to age 25 who is a registered full-time student working toward a degree.

Confidentiality
In order for our vendors to administer the provisions of this guide, the Company provides certain employee information to vendors such as base salary, tax information or information regarding dependents, should they be authorized to accompany you. Our vendors and their employees are obligated to maintain the confidentiality of your personal information and use it only for the purposes set forth in this relocation guide.

Personal Data Protection
In agreeing to the relocation, you expressly consent to your personal data (and your family’s personal data) being processed or transferred to the relocation vendor and its service providers. Consult with Global Mobility if you have questions.

Interpretation & Changes in Benefits
This guide establishes the criteria for receiving payment or reimbursement for your relocation expenses. Expense limits and payment guidelines are established by People & Culture and administered by the Global Mobility team. This document provides most of the information you will need to know about your benefits. However, the Company reserves the right to end, suspend or amend these benefits at any time without notice. Further, the Company retains the ultimate discretionary authority to establish and interpret the provisions of this guide and determine eligibility for benefits.

Effective Date
This guide describes the provisions of Company Relocation Benefits effective as of January 1, 2022 and applies to all relocations initiated after January 1, 2022. It replaces all relocation benefits and materials issued prior to that date. If your relocation was initiated prior to January 1, 2022, the policy in effect at the time of your relocation remains controlling.

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Effective Transfer Date
The effective Transfer Date is determined by your business unit. It is typically the hiring date in your hiring location. The date at which point you begin receiving relocation benefits is agreed upon with your business unit and managed by the relocation vendor. You may start your relocation process in advance of your Transfer Date. The relocation process will continue after your Transfer Date. However, as noted in Defining Your Benefit Package, you have one year from your Transfer Date to incur and submit relocation expenses.

Exceptions
Should the need arise to request any deviations or exceptions from this explanation of benefits, please contact your Relocation Counselor. The Company’s Global Mobility team has the sole discretion to approve any exception requests prior to any reimbursement. Neither your manager nor division head have the authority to grant any exceptions to these benefits.

Relocation Repayment Agreement
IMPORTANT: Relocating an employee requires a substantial commitment by the Company. Therefore, if you should elect to voluntarily terminate your employment with the Company during the 24-month period immediately following your effective Transfer Date in the new location, you will be required to repay the Company all relocation costs incurred by the Company.

ACTION REQUIRED: You must sign and return your Relocation Repayment Agreement before any relocation services can start and any payments can be processed.

Expense Reimbursement
Your Relocation Counselor assists you with administering the reimbursement of reasonable, necessary and properly authorized expenses covered under these benefits. If you have questions about this process, please contact your Relocation Counselor.
You are expected to manage expenses at a conservative level and to be familiar with which expenses are reimbursable and which are not. You will receive additional information on reimbursable expenses under these benefits. The Company, at its discretion, may choose not to reimburse, in full or in part, an expense that is deemed unreasonable or excessive. All expenses, unless otherwise specified, must be in accordance with the Company’s relocation benefits. Receipts are required for all reimbursable expenses. Credit card statements cannot be used in lieu of receipts.

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Please contact your Relocation Counselor for assistance in setting up your account for reimbursements, if applicable. It is important to remember:
•Relocation expenses are separate and distinct from business expenses
•Business travel and entertainment expenses should be incurred and submitted in accordance with the Travel Policy
•Relocation benefits are NOT business expenses and must not be treated the same way as business expenses
•You should not use your company corporate card for relocation expenses. If you incur a relocation-related expense on your COMPANY CORPORATE CREDIT CARD in error, you should reconcile it as a personal expense on the corporate card and then separately submit for reimbursement under the relocation expense process
•You should keep records and original receipts of all expenses
•Cash payment may not be substituted or exchanged for any specific benefit unless explicitly indicated
•Any unused benefits are not interchangeable for any other benefits or cash monetary value
•No expenses will be reimbursed or paid after one (1) year from Transfer Date in the new location
If you have questions about this process, please contact your Relocation Counselor.
ACTION REQUIRED: Keep records and original receipts of all relocation expenses.
Home Sale – Buyer Value Option
Home sale assistance is available to existing homeowners in the origin location at the time of the relocation. The Company will cover the normal and customary costs associated with selling your home, as described in this guide.

IMPORTANT: Please do not contact any real estate agent to list your home until you speak with your Relocation Counselor about the home sale program benefit called the Buyer Value Option (BVO) home sale program. In order to remain eligible for all of the benefits of the relocation program, you must work with service providers approved by the relocation vendor.

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The BVO program enables you to sell your home to the relocation vendor who then sells it to an outside buyer. When all requirements are met, broker commissions and closing costs paid as part of this home sale program are non-taxable under current IRS guidelines. Except for the involvement of the relocation vendor, the marketing and sale of your property is the standard home sale process.

The home that you are selling must be considered your primary residence and you must occupy the property prior to the acceptance of this relocation. Home Sale Assistance is NOT available for cooperative apartments, duplexes, mobile homes, property sold under a land contract or other deferred passage-of-title arrangements, seasonal residences, farms, income producing properties, homes with excess acreage or additional lots, and properties that are zoned for agriculture.

ACTION REQUIRED: If your home is valued at $1,000,000 or more, please contact your Relocation Counselor immediately to ensure proper allocation of your relocation funds.

The Company reserves the right NOT to provide Home Sale Assistance to any property that is deemed cost prohibitive due to any of the following:
•Employee is not in title or the title is not clear
•Severe marketability problems
•Zoning or easement disputes
•Homes in the midst of legal proceedings including: divorce, foreclosure, short sale, etc.
•Hazardous substances or improperly installed materials such as but not limited to: radon, asbestos, synthetic stucco, LP siding, aluminum wiring, illegal substances, vermiculite insulation, underground fuel tanks, etc.
•Homes with imported corrosive drywall
•Vacation/secondary homes
•Homes that cannot be financed by a lending institution or are uninsurable
•Homes uninhabitable or unmarketable due to the physical condition and/or homes that are structurally unsound
•Homes that do not qualify for standard insurance rates
•Homes that do not comply with local building codes
•Homes that are partially completed or are under substantial renovation
•Homes with subrogated mineral rights
•Homes with Private Transfer Fee covenants (PTF)
•Investment or rental properties

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•Properties with excessive acreage for the area (+5 acres)
•Houseboats
•Vacant lots appraised as contributory value only

Properties with the following issues would not qualify for the BVO Home Sale program until remedial steps are taken to correct the problem:
•An “active” underground storage tank unless you are able to provide transferable “Tank Insurance” that covers spills and clean ups and is acceptable to the relocation vendor; the property will again be eligible. The cost of such insurance is your responsibility. It will also be your responsibility to provide all clearance from applicable municipality state or federal governances.
•Residences with an “inactive or abandoned” underground storage tank unless you are able to have the underground storage tank successfully removed and provide documentation (i.e. receipt from contractor or proof of payment) and re-inspection results in a clear report, acceptable to the relocation vendor. The cost of all remedial steps is the responsibility of the relocating employee. It will also be your responsibility to provide all clearance from applicable municipality state or federal governances.
•Environmental, Structural and/or EPA related issues as it relates to environmental concerns (such as but not limited to asbestos, lead paint, toxic materials) and excessive repairs. If retesting results in a clear report, acceptable to the relocation vendor the property will again be eligible. The cost of all remedial steps is the responsibility of the relocating employee. It will also be your responsibility to provide all clearance from applicable municipality state or federal governances.

IMPORTANT: If your home is eligible for the Home Sale – Buyer Value Option program (BVO) and you choose NOT to go through the program, you forfeit all home sale assistance benefits. If your home is ineligible for the BVO home sale program based on the requirements above, you can still submit your Closing Settlement Statement to the relocation vendor for reimbursement of broker commission and normal and customary seller’s costs if within Relocation Budget.

Marketing Assistance
The Company understands that getting the best price for your home is vital to a successful relocation. The selection of a knowledgeable real estate agent is very important. The relocation vendor has arranged to provide you access to a network of qualified real estate agents available in your community who specialize in assisting relocating employees and are trained in relocation home sale

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requirements. The relocation vendor’s recommended real estate firms and agents are specially trained to effectively market your home, as well as, address the needs that are unique to relocation.

The relocation vendor will provide you with qualified agents in your area from which to select a listing agent/firm. You are encouraged to interview these agents to assess their ability to effectively market your home. Please advise them that you are considering using their services and they have been referred by the relocation vendor.

Some of the questions you might ask them to help you in your selection process are:
•What is the current average marketing time for listings in my neighborhood?
•How many homes similar to mine in price and location do you currently have listed?
•How many homes similar to mine have you sold in the last 90 days?
•In what locations and price ranges are you most active?
•What are the comparable home listings and sales you will or have used to arrive at your recommended list price?
•How do you intend to market my home (number/frequency of open broker and public houses, where and how will my home be advertised including number of websites, other recommendations)?

The agent’s marketing strategy will include:
•Suggestions on how to prepare your home for sale
•A recommended listing price and anticipated sales price
•Information on competing properties for sale and recently closed comparable homes
•Creative home sale promotion ideas
•Bi-weekly marketing update/status reports to you and the relocation vendor

Listing Your Home
Agent listing commissions should be limited to 6% and the initial listing period should be no longer than 90 days. To ensure you are priced right for the market, you are encouraged to not list for more than 105% of the average of the 2 agents’ anticipated sales price.

Marketing Updates
Your Relocation Counselor will monitor the entire listing effort, including a review of homes currently listed in your area and an evaluation of recently closed properties to ensure that a realistic pricing strategy is in place. Marketing assistance also includes pro-active marketing strategy calls, follow-up on buyer and Realtor feedback, follow-up on advertising and open house events. Your Relocation

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Counselor will also make recommendations to adjust your price, sales terms, and/or conditions accordingly.

Inspections
At the same time you are making your agent selection, the relocation vendor must order property condition inspections on your home in order to purchase your home once an outside buyer is found. These inspections include, but are not be limited to:
•General Property Condition Inspection
•Pest Inspection (Wood Destroying Organism – WDO)
•Radon Warranty, if applicable for your area
•Well and/or septic system inspection, if applicable

Additional inspections, such as structural or roof inspection may be required based on recommendations on the General Property Condition Inspection report. When your Relocation Counselor receives the inspection reports from the inspection company, copies are sent to you and required repairs, if any, will be reviewed with you. You are required to make repairs before a buyer makes an offer. (See “Repair Allowance” below.)

Repair Allowance
Based on the Property Condition Inspection above, you may be required to undertake certain repairs. Should you be required to make repairs, you may be reimbursed for home repairs up to the amount of
$5,000 net. The relocation vendor and/or your listing agent can assist with hiring applicable contractors and arrange for direct billing of costs, where possible. Any repairs over $5,000 will be at your expense. Certified contractor receipts for work completed and a satisfactory re-inspection will be required for reimbursement. Please discuss the options with your Relocation Counselor PRIOR TO making any repairs. When repairs are completed during the marketing process and prior to an outside buyer’s offer, the home has more market appeal and buyers are less likely to want to negotiate price based on condition. The relocation vendor may not accept an offer with contingencies if repairs are not completed.

Title Search
In addition to property condition inspections, the relocation vendor will contact its national real estate title company to complete a title search on your home to ensure the title on your home is clear. The title company will also send you required documents necessary to close the sale with the outside buyer that you will need to complete and return so the relocation vendor can close the sale with the new buyer once an offer is accepted on your home.

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Receiving an Offer from an Outside Buyer
When you receive an acceptable offer from an outside buyer, your Relocation Counselor can assist you with the negotiation process. You can negotiate with the outside buyer until a verbal agreement is reached.
IMPORTANT: DO NOT SIGN ANY CONTRACT OR PURCHASE OFFER. Signing an offer will disqualify you from the BVO program. The written offer must list the relocation vendor as the seller.

The sale cannot be contingent on the closing or sale of the buyer’s current home.

The written offer packet must include all required relocation vendor’s and state required documents including:
•Buyer’s lender pre-approval letter
•The relocation vendor and state property disclosure forms
•Inspection reports initialed by buyer
•The relocation vendor’s Addendum to Purchase and Sales Agreement
Your real estate agent will send the outside buyer’s written offer including the above to your Relocation Counselor for review and approval. If the offer meets all the requirements for the Buyer Value Option program, and you have completed and returned to the relocation vendor and the title company all your required paperwork, your Relocation Counselor will send you Contract of Sale to purchase your home for the same price and terms as the outside buyer’s offer. After you sign and return the Contract of Sale, the relocation vendor will sign the written offer from the outside buyer.

Closing the Sale with the Relocation Vendor
When you accept relocation vendor’s offer on your home and need your equity to purchase a home in your new location, they will have its title company determine the equity in your home. Your equity will be based on the purchase price less any mortgage balance(s), taxes, interest and Homeowners’ Association fees, if applicable, prorated through your vacate date or offer acceptance date, whichever is later, and any agreed upon repair costs not previously completed. You may request up to 80% of your equity in advance for your new home purchase closing costs or down payment. Speak to your Relocation Counselor if you anticipate needing an equity advance.

You will not be billed for any standard closing costs on the sale of your home to the relocation vendor.

Expenses Not Covered
The following costs are examples of items that are NOT covered closing expenses and will be deducted from your equity if they are included in the sale to the outside buyer:

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•Home Owner Warranties
•Closing Costs typically paid by the buyer
•FHA fees
•Concessions to the Buyer (such as homeowners’ association or property tax credits)
•Buyer Broker Fees
•Prepayment penalties over $2,500
•VA closing costs exceeding 3% of the sale price

This list is not all-inclusive. Questionable items should be addressed with your Relocation Counselor during the sale negotiation process.

Renter Early Lease Cancellation Penalty
Employees who are renting in their current location prior to relocating may be subject to a penalty for early lease termination. If lease cancellation penalties cannot be avoided, the Company will reimburse documented fees. Typical early lease cancellation fees are one, two, or three months of rent, as defined with a lease agreement.

Reimbursement will be provided for documented lease cancellation penalties if within Relocation Budget.

Home Finding Trip
Employees and their spouses/partners and children are eligible for two (2) trips to the destination for up to five (5) days for each trip. Reimbursable expenses include either mileage reimbursement or airfare, local transportation, meals and lodging. Reasonable childcare expenses will be reimbursed if the children are not included on the trip. Other expenses such as house sitting and animal care are covered by your Lump Sum. All travel arrangements are in accordance with the Company’s Travel Policy.

The home finding trips include:
•Round-trip transportation
o Economy Airfare – if distance exceeds 300 miles, or mileage at current rate
•Local transportation
•Reasonable lodging
•Meal expenses up to the daily limits noted in the Travel Policy for employee and spouse/partner; children at 50% of daily limit

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IMPORTANT: Travel arrangements must be booked according to the Company’s Travel Policy. Please contact your Relocation Counselor to coordinate home finding trip(s).

Destination Assistance
The Company understands that finding the right home in the new location is vital to a successful relocation. Destination services provides access to either a professional rental agent or a qualified real estate agent who will be able to assist with area counseling and provide specific information.

The types of support available include:
•Types and price ranges of available rental housing or homes for sale
•Town and neighborhood data
•Property tax information
•Commuting information
•School information
•Medical, religious and other personal information
If necessary, and if within budget, the Company will provide reimbursement for a school consultant who specializes in assessing student’s needs, testing, and placement in specialized education programs.

Home Purchase Assistance

You will be provided with access to pre-qualified real estate firms and agents available in the new community who specialize in assisting relocating employees. The realtors recommended by the relocation vendor have been specially trained to address issues that are unique to relocation.

IMPORTANT: Do not contact a real estate agent in your new location prior to speaking with your Relocation Counselor. Selection of a knowledgeable and competent real estate broker in an unfamiliar area is very important.

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Home Purchase Inspection
In addition to obtaining a mortgage on your new home, you may want to have a home inspection performed prior to completing the transaction. You will be reimbursed for a destination home inspection.

New Home Mortgage
There are numerous expenses associated with the closing of a new home. The Company will reimburse your normal and customary buyer’s closing costs in connection with the purchase of your new home.

The following criteria must be met for reimbursement:

Your new home purchase must occur within one year of your Transfer Date.

Normal and customary closing costs for financing include, but are not limited to:
•Origination charges including Mortgage application fee, processing and commitment, and/or service fee
•Reasonable attorney (legal) fees
•Conveyance taxes
•Title Insurance - Lender’s coverage only, if typically paid by the buyer
•Recording fees (including tax stamps)
•Credit reports
•Appraisal fees
•Flood certification
•Survey fees if required by lender
•Reasonable fees for Property Inspection
•VA funding fees

The following costs will NOT be considered:
•Discount points
•Property tax, insurance or interest
•Expenses normally charged to seller
•Private Mortgage Insurance (PMI)
•Improvement assessments by State, City, County taxing authorities
•Any fees associated with a Buyer Brokerage

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If you have any questions on what is normal and customary for your new area, please check with your Relocation Counselor.

Preferred Lenders
As an added benefit to the relocation policy, the relocation vendor has established a relationship with national mortgage partners to assist eligible transferring employees in obtaining financing in the new area. These national mortgage lenders offer competitive interest rates and a wide variety of mortgage programs. The service will include discrete, confidential mortgage counseling. Pre-qualification will be available to the employee to utilize before going on the house-hunting trip.

Because the mortgage companies are familiar with the relocation vendor and the Company’s benefits, you should experience easy processing. In addition, all reimbursable closing costs on the new home purchase that are within your relocation budget will be direct billed to the relocation vendor.

Your Relocation Counselor will describe the program options with you and can arrange to have a representative from these lenders contact you. If you would like to contact the lenders directly, your Relocation Counselor will provide you with contact information. Please identify yourself as an employee of Discovery.

If you do not use the direct bill option, you must submit an official signed copy of the Closing Settlement Statement within two weeks following the closing date.

Rental Home Finding
Help is available to assist you in renting a house or an apartment in your new location.

Your Relocation Counselor will refer you to a designated rental finding professional. The Company will pay the fees associated with the use of one of these agents. These professionals are well qualified to assist you with area counseling and rental finding assistance. You are responsible for fees charged by agents who have not been referred to you by your Relocation Counselor.

In Manhattan, the customary cost of obtaining a rental property is 12% to 15% of the annual rent. In the surrounding NY Metro area excluding CT, the customary fee is equal to one-month rent. The Company will reimburse you for these customary costs to obtain a rental in these areas.

It is uncommon for agents in other areas to charge rental commissions so please check with your Relocation Counselor before paying any fees to agents or landlords.

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Duplicate Housing

If you close on a home in your new location prior to the sale of your home in the former location, the Company will reimburse you for certain duplicate housing expenses listed below for up to a maximum of three (3) months, if within your relocation budget.

The home in your departure location must be considered your primary residence and you must have occupied the property prior to the acceptance of this relocation. The Company cannot provide benefits for vacation homes or investment properties.

The Company may reimburse you housing costs for the following costs related to maintenance of your property in the origin location:

•Mortgage Interest (1st mortgage only)
•Property Tax
•Homeowners Insurance
•Homeowner’s Associate Dues
•Utilities (gas, electric, sewage/water)
•Lawn Maintenance (grass cutting or snow removal)

Reimbursement will be made upon receipt of documented duplicate mortgage payment such as your mortgage statement, property tax bill, homeowners insurance bill, etc.

Non-deductible reimbursements will be grossed up. Interest expense and property tax are a tax- deductible expense on your Federal Income Tax filing for mortgages up to $750,000 and so not grossed up.

This benefit may be applied should you choose to rent in the destination rather than purchase. Discuss your needs with your Relocation Counselor.
Moving Household Goods
The relocation vendor has contracted with top quality, national van lines to provide this service to you. You will be given a mover who is best suited to provide you with quality service based on your location.

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ACTION REQUIRED: Contact your Relocation Counselor as early as possible to establish a preliminary schedule. Household goods shipments can take up to three weeks to book.

The following expenses and services are covered:
•Packing and shipping of ordinary household goods and personal effects up to a maximum weight of 30,000 pounds
•Disconnect and reconnect of normal household appliances
•Two (2) extra pickups and deliveries, if needed
•Two (2) debris removals
•Full unpacking (put-away) service
The following expenses and services are not covered:
•Shipment of hazardous materials such as explosives, chemicals, flammable materials, firearms (except where permitted by law), garden chemicals
•Shipment of hot tubs/spas, sheds, above ground pools
•Valuables such as jewelry, currency, dissertations or publishable papers, and other collectibles or items of extraordinary value
•Removal, disassembling or installation of carpeting, drapery rods, storage sheds or other permanent fixtures
•Shipment of boats, recreational vehicles and unusually heavy or cumbersome hobby materials
•Special packing or transportation of frozen foods, plants, wine collections or other perishables
•Moving or shipping such items as trees, shrubs, construction materials, firewood, livestock and other non-domestic and domestic animals
•Tips or other gratuities to the moving company’s employees
•Any services performed by the employee, dependents or relatives

Valuation Protection
Valuation coverage at full replacement value is provided for your personal property while in transit. The valuation does not cover: bank accounts, bills, deeds, evidence of debt, currency, letters of credit, passports, airline or other tickets, securities, bullion, precious stones, stamp or coin collections. Special arrangements should be made for these items.

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Discard & Donate Service
Professional discard and donate services are a pro-active approach to reducing the size of your household good shipment. This optional service will help to identify items to be shipped as well as items to be donated to charity, sold, or discarded. Your Relocation Counselor will coordinate with the discard and donate service provider who will manage the sorting, donating, discarding, and selling processes. Please contact your Relocation Counselor for more information on this benefit.

Vehicles
You are encouraged to drive your personal car(s) to the new location if possible when you report to work. Mileage reimbursement is made at the company’s current mileage rate. If the distance to the new location is more than 300 miles you may ship two (2) vehicles. One or more motorcycles may be included in the shipment as well, if within relocation budget.

Insurance on such vehicles will be provided, however, vehicles that are shipped are not eligible for mileage expense reimbursement.

In-transit Storage
You should make every effort to move directly to your permanent residence. If your new home is not accessible for delivery of your household goods or if you are required to vacate your previous residence due to a buyer requiring immediate occupancy, temporary storage will be provided for a period not to exceed 3 months, if within budget.
Final Move Travel
The final move trip is defined as one day in the old and one day in the new and days en route. Any remaining days are considered temporary living. All travel arrangements are in accordance with the Company’s Travel Policy, except for the following special provisions:

•Airfare if the move is over 300 miles, 7-day advance purchase ticket is required.
•Meal expenses up to the daily limits noted in the Travel Policy for employee and spouse/partner; children at 50% of daily limit.
Personal Automobile Travel will be reimbursed as follows:
◦If the move is less than 300 miles, mileage will be reimbursed at the current corporate mileage rate.

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◦If the move is over 300 miles and you choose to drive, you will be reimbursed for reasonable lodging, meals and mileage at the current corporate mileage rate.

ACTION REQUIRED: Please contact your Relocation Counselor to coordinate your Final Move trip. Travel arrangements must be booked according to the Company’s Travel Policy.

Temporary Living Pre-Departure & Post-Arrival
You’ve packed up your house and are ready to move, but you haven’t found a place in your new location? Not a problem! Your Relocation Counselor will assist you in obtaining suitable living facilities. The expenses incurred for temporary living accommodations are billed directly to the relocation vendor.

Temporary living includes the following:

•Fully furnished apartments including linens, utilities, internet access, local telephone service with the exception of long-distance personal phone calls, television, and depending on the location, one parking space. The size of the apartment will be in line with your family size, not to exceed 3 bedrooms.
•If corporate housing is not available or doesn’t have a kitchen or laundry facilities, the Company will reimburse reasonable meal and laundry expenses based on the Travel Policy for up to two weeks. Children under 18 are reimbursed up to 50% of the allowable daily amounts, all if within budget.
•The Company provides up to 3 months of temporary living accommodations in any combination of the origin and destination location depending on your needs and if within budget.
•Personal long-distance telephone charges, meals, additional fees for pets, and laundry and other incidentals are at your expense.

If the move distance is greater than 300 miles, you may pre-ship one car and rental car expenses while your vehicle is in transit will be reimbursed (fuel is not included). If your move distance is less than 300 miles, you should plan to drive and use your personal vehicle while in temporary living. You will not receive reimbursement for any other temporary transportation expenses.

If you report to your new location before being joined by your family, you may be reimbursed for up to two return trips to visit your family if you have funds remaining in your total relocation spend. Return trips must follow the Company’s Travel Policy.

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Spouse/Partner Assistance

The Relocation Counselor may initiate services with a Spouse/Partner Assistance provider upon request if within budget.

Services may include:
•Career assessment tools and exploration of career options
•Resume preparation and comprehensive marketing plan development
•Coaching for interviewing and negotiating
•Licensing requirements for professionals
•Networking strategies

Eligible spouses/partners will receive program expenses up to $2,500 net and the program must be completed within the first 12 months of your Transfer Date.

Pet Transportation Expenses
The cost to transport and board pets in transit are reimbursable under the relocation plan up to $1,000 net.

To receive reimbursement, provide documented expenses to the relocation vendor through the expense reimbursement process.

Employees and their family members take full responsibility for pets at all times; neither the Company nor the relocation vendor have any liability with regards to household pets.

Lump Sum Allowance
A Lump Sum Allowance may be available if you have not utilized the entire amount of your relocation budget. A Lump Sum Allowance may be requested to cover additional expenses and incidentals not covered by the specific relocation benefits provided by the Company.

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The maximum amount of the Lump Sum Allowance for the employee is $10,000 net regardless if you have more funds remaining in your budget.

The following expenses and services, if required, are not eligible for reimbursement and are expected to be paid by the employee from the Lump Sum Allowance:
•Security deposits/advance rent
•Driver’s license/automobile registration
•Cable/Utility hook-up/installation
•Housecleaning services
•Carpet/drapery cleaning and/or altering
•Non-refundable portion of service contracts and memberships
•Shipment of items not covered under the movement of household goods
•Gratuities to movers
•Non-transit related pet expenses
•Any additional tax liability incurred as a result of the move
•Professional tax services
•Any other expenses not covered by this policy

Days off for Relocation

In addition to home finding trips and travel days, the Company will provide an additional three (3) days of paid time off to help with completing necessary tasks associated with your relocation (pre-move survey of household goods, packing, delivery of household goods, etc.).

ACTION REQUIRED: You must seek approval from your manager prior to taking any time off for relocation.

Tax Assistance
The IRS requires that all relocation expenses paid by an employer be included in your gross income. The Company will provide tax gross-up assistance on the relocation

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benefits paid to you or on your behalf. All expenses, except those related to the Home Sale – Buyer Value Option and employee’s share of Pre-Acceptance Trip expenses are considered taxable income.

Gross-Up Assistance
The Company will pay the estimated federal, state, local and FICA taxes on your behalf in order to

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alleviate the tax burden associated with company-paid, non-deductible relocation expenses.
Child Tax Credit
If you become ineligible for the Child Tax Credit as a result of your relocation expenses adding to your gross income, contact your Relocation Counselor.
Deductible expenses are those that can be deducted from your taxable income at the time you prepare your annual federal income tax return. Although they will be reported as income to you, Discovery will not gross up these amounts since you can deduct these types of interest on Schedule A of your tax return.

Examples of deductible expenses that will not be grossed up are:
•Mortgage interest & property tax provided for Duplicate Housing
•Discount points (not an expense covered by the Company)
•Prepayment Penalty
Payments for tax assistance are not paid to you. Instead, tax payments are calculated and included in your W-2 as withheld taxes. The tax assistance is then submitted to the proper government agencies on your behalf.

IMPORTANT: Keep records and receipts of all your expenses. A year-end tax reporting statement that will itemize all of your relocation expenses will be prepared and posted to your relocation portal in January following the end of the tax year.

ACTION REQUIRED: Notify People & Culture Operations to update your address and tax forms.

The Company does not assume responsibility for specific guidance in the matter of filing individual tax returns – this remains your responsibility. You may wish to consult a professional tax advisor for details on the tax implications of your relocation. Along with the seeking the assistance of a professional tax advisor, consider reading IRS Publication 523 – Tax Information on Selling Your Home or visiting www.irs.gov for more information.

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Tax Summary

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Expense	Added to W-2	Taxable Income	Tax Assistance
Pre-Acceptance Trip – Employee Expenses Only	No	No	N/A
Pre-Acceptance Trip – Spouse/Partner Expenses	Yes	Yes	Yes
Home Sale Closing Costs – Buyer Value Option	No	No	N/A
Lease Cancellation	Yes	Yes	Yes
Home Finding Trip	Yes	Yes	Yes
Destination Assistance	Yes	Yes	Yes
Home Purchase Closings Costs	Yes	Yes	Yes
Duplicate Mortgage Interest & Property Tax	Yes	Yes	No1
Duplicate Housing Insurance, Utilities, Maintenance & HOA fees	Yes	Yes	Yes
Household Goods Shipment/Storage/Auto	Yes	Yes	Yes
Final Move Travel	Yes	Yes	Yes
Temporary Living	Yes	Yes	Yes
Spouse/Partner Assistance	Yes	Yes	Yes
Pet Transportation	Yes	Yes	Yes
Lump Sum	Yes	Yes	Yes

1 Interest payments are considered deductible and will not be tax assisted for income taxes.

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Reduction in Force/Workforce Restructuring Subsequent to Transfer Date
The purpose of this paragraph is to clarify Discovery’s relocation policy as it may apply in situations where an employee’s employment ends due to Discovery’s decision to involuntarily terminate the employee’s employment without “cause,” including for restructuring, following the employee’s relocation. At its sole discretion, Discovery may provide additional relocation benefits for an employee whose employment is terminated without cause (most commonly due to a reduction in force or job elimination). An employee who has completed (or is in the process of completing) a relocation within one year prior to the effective date of a qualifying for involuntary termination may be eligible to receive limited relocation benefits to return to their original home location at the time of the Transfer Date with Discovery (i.e., original city and state only).

Benefit entitlements include:
•Shipment of Household Goods back to home location (the entitlement is based on original shipment to the host work location, including up to two (2) vehicles)
•Home sale closing costs, if homeowner
•Lease breakage up to three (3) months, if renter
•Economy airfare, train travel for trip back to home location (Air travel if over 300 miles, per Discovery guidelines) or mileage reimbursement

IMPORTANT: The employee must complete a Relocation Notification Form and return it to the Global Mobility team within four (4) weeks (i.e., postmarked or faxed) of the termination date to apply for these benefits. Failure to notify Discovery as stated will forfeit relocation benefits. The employee will have a total of twenty-four (24) weeks from the termination date to complete their relocation and submit approved expenses for reimbursement. Any expenses submitted after the above stated time frame will not be reimbursed.

Employees who voluntarily terminate employment or are terminated for cause or poor performance are not eligible to receive additional relocation benefits and may be required to repay relocation expenses paid under this policy. In addition, if an employee is eligible for relocation benefits from another employer (for example, the employee finds another job in the home location and is eligible for relocation benefits from the new employer), the employee will not be eligible for relocation benefits from Discovery.

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